News Release

Investor Contacts:

Michael Khorassani

IR@TaronisTech.com

Taronis Technologies Compliant with Nasdaq Listing Criteria

PHOENIX, AZ – November 12, 2019 – Taronis Technologies, Inc., (“Taronis” or “the Company”) (NASDAQ: TRNX), a leading renewable fuel producer serving the global industrial gas markets, today announced that it has evidenced full compliance with all criteria for continued listing on Nasdaq.

By letter dated November 8, 2019, Nasdaq informed the Company that it had evidenced compliance with the minimum bid price requirement and otherwise satisfies all requirements for continued listing on The Nasdaq Capital Market. Accordingly, the Nasdaq listing matter has been closed.

About Taronis Technologies, Inc.

Taronis Technologies, Inc. (TRNX) owns a patented plasma arc technology that enables two primary end use applications for fuel generation and water decontamination.

The Company’s fuel technology enables a wide use of hydrocarbon feedstocks to be readily converted to fossil fuel substitutes. The Company is developing a wide range of end market uses for these fuels, including replacement products for propane, compressed natural gas and liquid natural gas. The Company currently markets a proprietary metal cutting fuel that is highly competitive with acetylene. The Company distributes its proprietary metal cutting fuel through independent distributors in the US and through its wholly owned distributors doing business as “MagneGas Welding Supply”. The Company operates 22 locations across California, Texas, Louisiana, and Florida.

The Company’s technology can also be implemented for the decontamination of waste water, including sterilizing water, eradicating all pathogens. The technology is being tested to determine if it can completely eliminate pharmaceutical contaminants such as antibiotics, hormones and other soluble drugs suspended in contaminated water. Lastly, the technology process is capable of reducing or eliminating other contaminants, such as harmful metals, as well as nitrogen, phosphorus, and potassium levels that trigger toxic algae blooms. The technology has prospective commercial applications in the agricultural, pharmaceutical, and municipal waste markets. For more information on Taronis, please visit the Company’s website at http://www.TaronisTech.com.

Taronis also owns a controlling interest in Water Pilot, LLC. The WATER PILOT® System immediately reduces water consumption and provides you with live remote consumption monitoring for long term leak protection and water asset management. An integral, client based alarm and notification system that reports to any mobile device. Water Pilot may be appropriate for a wide range of businesses or properties with a water meter. For more information, please visit our website at www.gowaterpilot.com/

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.